Cornerstone Program Advisors, LLC

Financial Statements

December 31, 2011 and 2012

Independent Auditors’ Report

To the Members

Cornerstone Program Advisors, LLC

We have audited the accompanying financial statements of Cornerstone Program Advisors, LLC which comprise the balance sheet as of December 31, 2011 and 2012, and the related statements of income, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Program Advisors, LLC as of December 31, 2011 and 2012 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PKF O'Connor Davies

A Division of O'Connor Davies, LLP

New York, New York

May 29, 2013

Cornerstone Program Advisors, LLC

Balance Sheet

December 31, 2011 and 2012

	2011	2012
ASSETS
Cash	$-	$3,415
Accounts receivable	465,078	412,737

Total Assets	$465,078	$416,152

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued expenses	$93,164	$115,490
Loan payable to member	-	2,000
Total Liabilities	93,164	117,490

Member distributions	(302,437)	(639,252)
Retained earnings	674,351	937,914
Total Members' Equity	371,914	298,662

Total Liabilities and Members' Equity	$465,078	$416,152

See notes to financial statements

Cornerstone Program Advisors, LLC

Statement of Income

	Years Ended December 31
	2011	2012
INCOME
Project Management	$808,723	$709,024
Miscellaneous income	1,461	2,013

Total Income	810,184	711,037

EXPENSES
Consulting fees	316,285	419,054
Insurance	8,779	9,223
Printing expense	2,250	1,076
Travel and entertainment	16,910	14,769
Professional fees	2,460	256
Contributions	10,500	1,530
Other	774	1,566

Total Expenses	357,958	447,474

Net Income	$452,226	$263,563

See notes to financial statements

Cornerstone Program Advisors, LLC

Statement of Cash Flows

	Years Ended December 31
	2011	2012

NET INCOME	$452,226	$263,563
Adjustments to reconcile net income to net cash provided by operating activities
Changes in Assets and Liabilities
Accounts receivable	(391,169)	52,341
Accounts payable and accrued expenses	93,164	22,326

Total Adjustments	(298,005)	74,667

Net Cash Provided by Operating Activities	154,221	338,230

CASH FLOWS FROM FINANCING ACTIVITIES
Loan payable to member	-	2,000
Member distributions	(154,430)	(336,815)

Net Cash Used in Financing Activities	(154,430)	(334,815)

Net (decrease) increase in cash	(209)	3,415

Cash, beginning of year	209	-

Cash, end of year	$-	$3,415

See notes to financial statements

Cornerstone Program Advisors, LLC

Notes to Financial Statements

December 31, 2012

1.

Organization and Nature of Business

Cornerstone Program Advisors LLC, (the Company) is a Delaware limited liability company formed on January 5, 2009. The Company is an energy infrastructure project management company focused on healthcare and higher learning institutions.

Income and losses are allocated to the members in accordance with the terms of the LLC agreement. Distributions are made to members periodically based upon amounts agreed to by the members.

2.

Significant Accounting Policies

Basis of Presentation and Use of Estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates required to be made by management include recognition of income for work completed and unbilled to customers and the allowance for doubtful accounts. Actual results could differ from those estimates.

Cash

The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with. From time to time, however briefly, the Company maintains balances in operating accounts in excess of federally insured limits.

Accounts Receivable

Receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. At December 31, 2011 and 2012, no allowance for doubtful accounts has been provided.

Income Recognition

The Company recognizes income for the sale of services and products when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related income is reasonably assured.

The Company principally derives income from fees for services generated on a project-by-project basis. Prior to the commencement of a project, the Company reaches agreement with the client on rates for services based upon the scope of the project, staffing requirements and the level of client involvement. It is the Company’s policy to obtain written agreements from new clients prior to performing services. In these agreements, the clients acknowledge that they will pay based upon the amount of time spent on the project or an agreed upon fee structure. Income for services rendered are recognized on a time and materials basis or on a fixed-fee or capped-fee basis in accordance with accounting and disclosure requirements for income recognition.

Cornerstone Program Advisors, LLC

Notes to Financial Statements

December 31, 2012

2.

Significant Accounting Policies (continued)

Income Recognition (continued)

Fees for services that have been performed, but for which the Company has not invoiced the customers are recorded as unbilled receivables.

Income for time and materials contracts are recognized based on the number of hours worked by the Company’s advisors at an agreed upon rate per hour and are recognized in the period in which services are performed. Income for time and materials contracts are billed monthly or in accordance with the specific contractual terms of each project.

Income Taxes

The Company is structured as a Limited Liability Company and accordingly federal income taxes are not payable by, or provided for by, the Company. For federal income tax purposes, members are taxed individually on their share of the Company’s earnings.

The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by the tax authorities. Management has analyzed the Company’s tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax years (2009 - 2012).

Subsequent Events

Management has evaluated subsequent events for disclosure and/or recognition in the financial statements through the date that the financial statements were available to be issued, which date is May 29, 2013.

3.

Related Party Transactions

Consulting Fees

Certain members of the Company perform services to customers and were compensated at $50 per hour. Total consulting expenses to members amounted to $176,088 and $116,867 in 2011 and 2012, respectively.

Loan Payable

During 2012, one of the Company’s members loaned the Company $2,000 which was repaid in 2013.

Cornerstone Program Advisors, LLC

Notes to Financial Statements

December 31, 2012

4.

Concentrations

The Company grants credit in the normal course of business to its customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

Two customers accounted for 57.21% and 41.71% in 2011 and 80.96% and 19.04% in 2012, respectively, of total project management income.

Two customers accounted for 86.99% and 13.01% in 2011 and 62.29% and 32.71% in 2012, of total accounts receivable at December 31, 2011 and 2012, respectively.

5.

Subsequent Events

On March 29, 2013, the Company entered into a definitive reverse merger agreement (“the agreement”) with Receivable Acquisition and Management Corporation (“RAMCO”), an unrelated public Delaware Corporation, and Sustainable Energy Industries, Inc., (“Sustainable”) an unrelated Delaware Corporation.  Under the terms of the agreement, the Company entered into a voluntary share exchange transaction with RAMCO and Sustainable whereby approximately 90% of RAMCO’s common stock was issued to the members of the Company and Sustainable and in exchange, RAMCO acquired the entire membership interest in the Company and all the issued and outstanding shares of Sustainable.  At the closing of the agreement on May 15, 2013, the management of the Company and that of Sustainable assumed control of RAMCO’s operations.

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